SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2003

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-11521	23-1701520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Country View Road, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 647-5930

Item 5. Other Events.

On December 9, 2003, Systems & Computer Technology Corporation (“SCT”) and SunGard Data Systems Inc. (“SunGard”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 9, 2003, by and among SCT, SunGard, and Schoolhouse Acquisition Corp. Inc., a wholly owned subsidiary of SunGard (“Merger Sub”).

Merger Sub will merge with and into SCT, with SCT surviving the merger as a wholly owned subsidiary of SunGard. All outstanding shares of SCT Common Stock will be converted into the right to receive $16.50 per share in cash.

The consummation of the transaction is subject to the approval of SCT’s stockholders and other customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement is attached hereto as Exhibit 2.1.

On December 10, 2003, SCT announced that it is redeeming its outstanding 5% Convertible Debentures due 2004. The redemption will not be contingent on the consummation of the merger contemplated by the Merger Agreement.

A copy of the press release issued by SCT and SunGard on December 9, 2003 announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1.

A copy of the press release issued by SCT on December 10, 2003 announcing the redemption of debentures is attached hereto is Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements:

Not required.

(b)	Pro Forma Financial Information:

Not required.

(c)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of December 9, 2003, by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc., and Schoolhouse Acquisition Corp. Inc.

99.1	Press Release entitled “SunGard to acquire SCT” dated December 9, 2003.

99.2	Press Release entitled “SCT to Redeem 5% Convertible Debentures Due 2004” dated December 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 9, 2003	Systems & Computer Technology Corporation

	By:	/s/ Eric Haskell Eric Haskell Executive Vice President, Finance & Administration, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2003, by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc., and Schoolhouse Acquisition Corp. Inc.

99.1	Press Release entitled “SunGard to acquire SCT” dated December 9, 2003.